UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported): January 24, 2014

Gray Fox Petroleum Corp.

(Exact Name of Registrant as Specified in its Charter)

______________________________________________________________________________

Nevada	333-181683	99-0373721
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Lee Parkway, Suite 600, Dallas, Texas 75219

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 665-9564

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01          Other Events.

On January 24, 2014, Gray Fox Petroleum Corp., a Nevada corporation (the “Company”), agreed to engage Gaffney, Cline & Associates (“GCA”), an oil and gas consulting firm with offices in Houston, Texas. GCA is a worldwide petroleum consultancy of over 50 years providing independent technical, commercial and strategic solutions to international oil and gas companies, national oil companies, governments, financial institutions and the petroleum service and support sectors.

GCA’s scope of services will include an independent technical and economic due diligence report to help determine the oil and gas potential of the West Ranch Prospect. GCA’s work will also include the design and implementation of a development plan and budget for the exploration of the West Ranch Prospect. Additional information regarding the West Ranch Prospect, which comprises 32,723 acres in the Butte Valley Oil Play Region in North Central Nevada, is disclosed in the Current Report on Form 8-K filed by the Company on December 6, 2013, as amended by a Form 8-K/A filed on December 13, 2013.

Either GCA or the Company may terminate the engagement immediately upon written notice to the other party. In the event of termination, GCA will be entitled to payment for all professional time and expenses incurred by GCA prior to the date of termination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAY FOX PETROLEUM CORP.

Date: January 29, 2014	By: /s/ Lawrence Pemble
Lawrence Pemble, President